UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2014

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 15, 2014, FuelCell Energy, Inc. (“FuelCell”) issued a press release announcing its financial results and accomplishments as of and for the three months and fiscal year ended October 31, 2014. A copy of FuelCell’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Events.

FuelCell and its partners submitted multiple fuel cell projects in March 2014 in response to the Long Island Power Authority (LIPA) Request for Proposals (RFP) for 280 megawatts (MW) of New, On-Island, Renewable Capacity and Energy. Each submitted fuel cell project was 19.6 MW in size. In total, LIPA reported receiving 38 proposals from 18 entities in response to the RFP. As referenced in FuelCell’s Fourth Quarter and Fiscal Year 2014 earnings release dated December 15, 2014 attached to this report, FuelCell and its partners were advised by LIPA that five of the fuel cell projects were selected as Finalists and that best and final offers were to be submitted by December 5, 2014. FuelCell and its partners submitted best and final offers prior to the deadline. On December 17, 2014, LIPA announced the selection of 122 MW of solar projects and stated that it expected to issue a new RFP for the remaining 158 MW’s in order to attain the targeted 280 MW. FuelCell will review any subsequent RFP issued by LIPA for New, On-Island, Renewable Capacity and Energy and competitively bid where the fuel cell value proposition is aligned with the requirements of the RFP.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release, issued December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 17, 2014	By:	/s/ Michael Bishop
Michael Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc. Press Release, issued December 15, 2014.